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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 9, 2005
Date of Report (Date of earliest event reported)

VIASYS Healthcare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16121	04-3505871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Millennium III, 227 Washington Street, Suite 200, Conshohocken, PA 19428
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
 (610) 862-0800

N/A
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: The sole purpose of this amendment to the VIASYS Healthcare Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on March 15, 2005 (the "March 15, 2005 Form 8-K") is to correct the method for calculating incentive payouts. This amendment amends and restates the March 15, 2005 Form 8-K in its entirety.

Item 1.01 Entry into a Material Definitive Agreement

        On March 9, 2005, VIASYS Healthcare Inc. (the "Company") approved the performance triggers for 2005 under the Company's Management Incentive Program (the "Program"). The performance triggers define payout factors under the Program according to meeting and/or exceeding certain Company objectives. The performance triggers approved included earnings per share at the Company level and operating income at the strategic business unit level. In accordance with the Program, actual incentive payouts may range from 0% at below minimum performance, 100% (or one times bonus target) at target performance and 200% (or two times bonus target) at or above maximum performance. In addition, the Board of Directors approved the 2005 individual performance objectives for the Chief Executive Officer, who in turn, approves individual performance objectives for each of the Named Executive Officers for 2005.

        The following table sets forth the target bonus for each of the Named Executive Officers:

Name	Title	Target Bonus as a % of Base Salary
Randy H. Thurman	Chairman, President & Chief Executive Officer	100%
Lori J. Cross	Group President, NeuroCare	50%
Martin P. Galvan	Senior Vice President, Chief Financial Officer & Director of Investor Relations	60%
Mahboob H. Raja	Group President, International	50%
Edward Pulwer	Executive Vice President & Group President, Respiratory Care	50%

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

VIASYS Healthcare Inc.
Date: March 16, 2005	By:	/s/ MARTIN P. GALVAN Name: Martin P. Galvan Title: Senior Vice President & Chief Financial Officer

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SIGNATURES